Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT, AS AMENDED.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is made this 8th day of March, 2013 (the “Effective Date”) between:

CYDEX PHARMACEUTICALS, INC., a Delaware corporation with offices at 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 (“CyDex”); and

SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation with offices at 11500 S. Eastern Ave., Ste. 240, Henderson, NV 89052 (“Spectrum”).

RECITALS

WHEREAS, CyDex and Spectrum are also parties to that certain License Agreement of even date herewith (the “License Agreement”); and

WHEREAS, CyDex desires to sell Captisol® to Spectrum or its Contract Manufacturers (defined below), and Spectrum desires to obtain supplies of Captisol® from CyDex, for use in the Licensed Product (defined below), in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS.

For the purposes of this Agreement, defined terms shall have the meanings defined in the License Agreement unless defined elsewhere in this Agreement. For reference purposes, “Affiliate”, “Approvals”, “Captisol”, “Clinical Grade Captisol”, “Commercial Grade Captisol”, “Commercial Launch Date”, “Compound”, “Contract Manufacturer”, “FDA”, “Licensed Product”, “Specifications” and “Sublicensee” are defined in the License Agreement.

2.	PURCHASE AND SUPPLY OF CAPTISOL.

2.1 Clinical Quantities. Spectrum shall have the right to purchase Clinical Grade Captisol from CyDex, at the purchase prices specified in Exhibit A hereto; such purchase prices are CPT (destination) (Incoterms 2012). Clinical Grade Captisol may only be used by Spectrum in the conduct of clinical trials; Commercial Grade Captisol may not be used by Spectrum in the conduct of clinical trials.

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2.2 Purchase Commitment. Subject to the provisions of this Agreement and during the Term of this Agreement, Spectrum agrees that Spectrum and its Affiliates and Sublicensees and their Contract Manufacturers shall purchase [***] percent ([***]%) of their requirements for Captisol for use in the formulation of Licensed Product exclusively from CyDex. Except as set forth in Section 3.6 of this Agreement, this Agreement and the License Agreement do not grant Spectrum, its Affiliates or Sublicensees or their Contract Manufacturers the right to manufacture (or have manufactured on their behalf) Captisol without CyDex’s prior written consent.

2.3 Supply Commitment. CyDex agrees that CyDex shall produce (or have produced for it) and sell to Spectrum and its Affiliates and Sublicensees and their Contract Manufacturers [***] percent ([***]%) of Spectrum’s and its Affiliates’ and Sublicensees’ and their Contract Manufacturers’ requirements for Captisol for use in the formulation of Licensed Product, during the Term and subject to the provisions of this Agreement; provided, however, that, and notwithstanding anything to the contrary in this Agreement, in no event shall CyDex be obligated to supply to Spectrum or its Affiliates or Sublicensees or their Contract Manufacturers more than an aggregate quantity of [***] kilograms of Captisol [***] (the “Volume Threshold”).

2.4 Third-Party Manufacturers. Without limiting CyDex’s responsibility under this Agreement, [***] in connection with the manufacture or testing of Captisol (each, a “Third-Party Manufacturer”). CyDex shall give Spectrum prior written notice of any such arrangement [***]. The parties hereby agree that [***] is a Third-Party Manufacturer as of the Effective Date of this Agreement. CyDex shall include in all such agreements customary terms for the manufacture and supply of pharmaceutical products for use in the US and Europe including, without limitation, the obligation to comply with all the terms and conditions applicable to CyDex under this Agreement. CyDex shall not terminate or amend any such agreement with a Third-Party Manufacturer in a manner detrimental to Spectrum without the prior written consent of Spectrum.

3.	SUPPLY TERMS.

3.1 Long-Term Forecasts. No later than [***] ([***]) months after the Effective Date, Spectrum shall provide CyDex with a non-binding forecast setting forth Spectrum’s estimate of the required quantities of Clinical Grade Captisol for each of the following [***] ([***]) months. Such long-term forecast of Clinical Grade Captisol requirements shall thereafter be updated by Spectrum at least once every [***] ([***]) months. In addition, no later than [***] ([***]) months prior to the anticipated Commercial Launch Date by Spectrum or its Affiliates or Sublicensees of a Licensed Product in any particular country, Spectrum shall provide CyDex with a non-binding forecast setting forth Spectrum’s estimate of the required quantities of Commercial Grade Captisol for each of the following [***] ([***]) months. Such long-term forecast of Commercial Grade Captisol requirements shall thereafter be updated by Spectrum at least once every [***] ([***]) months.

3.2 [***] Detailed Forecast. At least [***] ([***]) days prior to the date on which Spectrum will issue its first purchase order to CyDex for Clinical Grade Captisol (the “First Clinical Order Date”), Spectrum shall provide to CyDex a detailed rolling forecast setting forth Spectrum’s requirements and anticipated delivery schedules for Clinical Grade Captisol for each calendar quarter during a [***] month period (the Detailed Clinical Forecast”) starting from the calendar quarter in which the First Clinical Order Date occurs and the next [***] calendar quarters.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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At least [***] ([***]) days prior to the date on which Spectrum will issue its first purchase order to CyDex for Commercial Grade Captisol (the “First Commercial Order Date”), Spectrum shall provide to CyDex a detailed rolling forecast setting forth Spectrum’s requirements and anticipated delivery schedules for Commercial Grade Captisol for each calendar quarter during a [***] ([***]) month period (the “Detailed Commercial Forecast,” and together with the Detailed Clinical Forecast, a “Detailed Forecast”)) starting from the calendar quarter in which the First Commercial Order Date occurs and the next [***] calendar quarters. For purposes of this Agreement, a calendar quarter means the consecutive [***] ([***]) month period ending March 31, June 30, September 30, and December 31, respectively. The Detailed Forecast shall thereafter be updated by Spectrum quarterly on a rolling basis, no later than the [***] day of each calendar quarter, so that in each calendar quarter CyDex shall have been provided with a rolling Detailed Forecast for each calendar quarter during the [***] ([***]) month period commencing on the first day of the next calendar quarter following the date on which such Detailed Forecast is submitted. The Detailed Forecast shall be [***], with respect to the [***] calendar quarters covered by such updated Detailed Forecast (“[***]”, “[***]”, “[***], respectively, and where the [***] calendar quarter shall be “[***]”).

3.3 Detailed Forecast Variances. Each updated Detailed Forecast may modify the amount of Commercial Grade Captisol or Clinical Grade Captisol estimated in the previous Detailed Forecast in accordance with the following limitations (the “Purchase Volume Limitations”):

(i) for the [***] covered by such updated Detailed Forecast, no change in excess of [***] ([***]) may be made to the forecast provided for the [***] in the immediately preceding Detailed Forecast without the prior express written consent of CyDex;

(ii) for the [***] covered by such updated Detailed Forecast, no change in excess of a [***] ([***]) volume increase or decrease in each of Commercial Grade Captisol and Clinical Grade Captisol may be made to the forecast provided for the [***] in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and

(iii) for the [***] covered by such updated Detailed Forecast, no change in excess of a [***] ([***]) volume increase or decrease in each of Commercial Grade Captisol and Clinical Grade Captisol may be made to the forecast provided for the [***] in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.

3.4 Purchase Orders. Together with each Detailed Forecast provided under Section 3.2, Spectrum shall place a firm purchase order with CyDex, for Spectrum’s order of Commercial Grade Captisol or Clinical Grade Captisol, as applicable, for the first calendar quarter of the Detailed Forecast for delivery consistent with the Detailed Forecast subject to the Purchase Volume Limitations. Each purchase order, for all grades of Captisol, shall specify: (i) the grade of Captisol ordered (i.e., Commercial Grade Captisol or Clinical Grade Captisol); (ii) quantities; (iii) delivery dates; and (iv) reasonable shipping instructions. Spectrum’s requested delivery dates shall be at least [***] ([***]) days after the date of Spectrum’s purchase order. If any purchase order or other document submitted by Spectrum hereunder or any other document passing between the parties contains terms or conditions in addition to or inconsistent with the terms of this Agreement, the terms of this Agreement shall control and prevail and the parties hereby agree that such additional or inconsistent terms shall simply be ignored and deemed not to exist, unless they are handwritten and expressly identified as being additional to or inconsistent with this Section 3.4 and are signed by officers of both parties next to the handwriting.

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3.5 Modified Specifications. CyDex shall have the right to change the Specifications from time to time during the Term; provided, however, that any such change shall not affect commercial viability of the Licensed Product or regulatory status or Approvals of the Licensed Product. In the event that CyDex intends to modify Specifications, CyDex shall give Spectrum at least [***] ([***]) days’ notice of such intended change and seek Spectrum’s permission which Spectrum will not withhold unless Spectrum reasonably believes such change(s) will affect commercial viability of the Licensed Product or regulatory status or Approvals of the Licensed Product. Subject to the foregoing, Spectrum shall cooperate with CyDex to have such change approved by all regulatory agencies having jurisdiction at CyDex’s own cost, including replacing Captisol already purchased by Spectrum with Captisol under the new modified Specifications and reimbursing Spectrum all costs associated with the finished product if it is no longer suitable for human use. In the event that any regulatory agency having jurisdiction requires CyDex to implement any changes to the Specifications for Captisol generally (and not for the Licensed Product specifically), CyDex shall use all reasonable efforts to make such changes and shall, within [***] ([***]) days of learning of required changes to the Specifications, advise Spectrum as to any lead-time changes or other terms that may result from a change to the Specifications at CyDex’s own costs, including replacing Captisol already purchased by Spectrum with Captisol under the new modified Specifications and reimbursing Spectrum all costs associated with the finished product if it is no longer suitable for human use. In the event that any modification to Specifications for Captisol generally (and not for the Licensed Product specifically) by CyDex leads to delay or withdrawal of Licensed Product or makes Licensed Product no longer commercially viable, Section 3.5 of this Agreement shall apply.

3.6 Inability to Supply.

(a) Notice. CyDex shall notify Spectrum if CyDex is unable to supply the quantity of (i) Commercial Grade Captisol ordered by Spectrum in accordance with the Purchase Volume Limitations set forth in Section 3.3 or (ii) Clinical Grade Captisol ordered by Spectrum as set forth in Section 2.1 above in accordance with the Purchase Volume Limitations set forth in Section 3.3: (1) within [***] ([***]) days after CyDex’s receipt of a purchase order from Spectrum; or (2) immediately upon becoming aware of an event that would render CyDex unable to supply to Spectrum the quantity of Captisol that CyDex is required to supply hereunder.

(b) Allocation. If CyDex is unable to supply to Spectrum the quantity of Captisol that CyDex is required to supply hereunder, CyDex (i) shall allocate its available Captisol among Spectrum and any other purchasers of Captisol with which CyDex then has an on-going contractual relationship, in proportion to the quantity of Captisol for which each of them has orders pending at such time and (ii) shall use Commercially Reasonable Efforts to minimize supply delays. The supply allocation provided in this Section 3.6(b), the alternate suppliers provisions of Section 3.6(c) and the safety stock provisions of Section 3.6(d) shall be CyDex’s sole obligation and Spectrum’s sole and exclusive remedy for any supply shortage lasting less than [***]. If such supply shortage lasts more than [***], Spectrum may also recover any actual damages proven, up to a maximum cap of $[***].

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(c) Alternate Suppliers. If CyDex fails to supply to Spectrum, or if CyDex is unable to supply Spectrum with, [***] ([***]) of the quantity of Commercial Grade Captisol properly forecasted and ordered by Spectrum (and provided such order was within the Purchase Volume Limitations) in accordance with this Agreement, for a period of [***] ([***]) months or longer (“Supply Interruption”) then CyDex shall immediately provide written notice to Spectrum of the Supply Interruption. In the event of a Supply Interruption:

(i) Additional Site. CyDex shall negotiate as soon as practicable, but in any event within [***] ([***]) days from the first day of the Supply Interruption, with its Third-Party Manufacturer for such Third-Party Manufacturer to validate and qualify or re-qualify an additional site for the manufacture of Commercial Grade Captisol.

(ii) Additional Manufacturer. If an additional site pursuant to Section 3.6(c)(i) does not resolve the Supply Interruption, then CyDex shall use its good faith efforts to qualify or re-qualify one or more alternate suppliers at its own cost for the manufacture of Commercial Grade Captisol as soon as practicable, but in any event within [***] ([***]) days from the first day of the Supply Interruption.

If CyDex is unable to resolve such Supply Interruption within [***] ([***]) days after the first day of the Supply Interruption or has not taken steps within such time period likely to resolve such Supply Interruption pursuant to Sections 3.6(c)(i) or (ii), then Spectrum shall additionally have the non-exclusive right and license, notwithstanding Section 2.1(c) of the License Agreement, to make (by Spectrum or its Affiliates) or have made (by a Contract Manufacturer via sublicense, other than the Third Party Manufacturer) quantities of Captisol, necessary to replace quantities of Commercial Grade Captisol not provided by CyDex due to the Supply Interruption, for use in the Licensed Product. After CyDex resumes manufacture and supply of Captisol, Spectrum shall use its best efforts to resume purchase of up to [***] of its requirements of Captisol from CyDex but in no event shall Spectrum have any obligation to terminate the supply arrangement with any such Third Party. Any transfer of CyDex’s Captisol manufacturing technology (which shall not include technology which is proprietary to the Third Party Manufacturer or Pfizer) to Spectrum or its Contract Manufacturer shall be subject to contractual covenants reasonably satisfactory to CyDex regarding confidentiality, limitations on use and non-competition. In the event of a dispute between the parties as to whether or not a Supply Interruption has occurred, such dispute shall be finally resolved by short-form arbitration in accordance with Section 14.4(b) of the License Agreement.

(d) Safety Stock. CyDex shall at its own cost and expense during the Term, but only following receipt of the first Approval of the Licensed Product, use Commercially Reasonable Efforts to maintain (or cause its Third-Party Manufacturers to maintain) an amount of inventory of [***] ([***]) [***] of Captisol (the “Safety Stock”). Spectrum will be given priority access to the Safety Stock to the extent permitted without conflicting with any CyDex arrangements existing as of the Effective Date, none of which involve CyDex providing priority access to the Safety Stock to any other CyDex customer ahead of Spectrum. The Safety Stock shall be stored at a secure facility in compliance with cGMP. In the event that CyDex is not able to supply Captisol to Spectrum pursuant to any purchase order, CyDex shall in each case draw upon the Safety Stock to make up for any shortfall.

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3.7 Delivery. Unless otherwise agreed in writing by the parties, Captisol shall be delivered [***]. CyDex shall issue its invoice for material and any associated taxes, fees or duties upon shipment of quantities of Captisol to Spectrum. Spectrum acknowledges the inherent risk that a batch of Captisol may be lost in production or shipment, and Spectrum shall use commercially reasonable efforts to maintain a sufficient inventory of Captisol in the event of late delivery by CyDex. Quantities actually delivered to Spectrum pursuant to an accepted purchase order may vary from the quantities reflected in such purchase order by up to [***] ([***]) and still be deemed to be in compliance with such purchase order; provided, however, that Spectrum shall only be invoiced and required to pay for the quantities of Captisol that Spectrum actually ordered and CyDex actually delivered to Spectrum. Upon Spectrum’s written request, CyDex will use commercially reasonable efforts to include, in the next shipment of Captisol to Spectrum, any quantities ordered pursuant to an accepted purchase order but not delivered.

3.8 Acceptance and Rejection.

(a) Acceptance Testing. Spectrum shall have a period of [***] ([***]) days from the date of receipt to test or cause to be tested Captisol supplied under this Agreement. Spectrum or its designee shall have the right to reject by notice to CyDex any shipment of Captisol that does not conform in all material respects with the Specifications at the time of delivery pursuant to Section 3.7 hereof when tested in accordance with accordance with the Specifications and other CyDex-approved quality control testing procedures. All shipments of Captisol shall be deemed accepted by Spectrum unless CyDex receives written notice of rejection from Spectrum within such [***] ([***]) day period describing the reasons for the rejection in reasonable detail. Acceptance or deemed acceptance of a delivery of Captisol shall not affect the product warranties given by CyDex under this Agreement.

(b) Latent Defects. As soon as either party becomes aware of a latent defect in any Captisol lot, it will promptly notify the other party of such event (including reasonable details and the lot involved). If Captisol accepted by Spectrum becomes non-conforming by virtue of the later discovery of a latent defect, Spectrum may place the lot on quality assurance hold pending CyDex’s investigation and a final resolution of the claimed latent defect. In the event that such Captisol is found to contain a latent defect, such Captisol will be deemed rejected as of the date of the notice, and the rights and obligations of the parties with respect to the rejected Captisol will thereafter be governed by the provisions set forth in Section 3.8(e).

(c) Confirmation. After its receipt of a notice of rejection from Spectrum pursuant to Section 3.6(b) or (c) above, CyDex shall notify Spectrum as soon as reasonably practical whether it accepts Spectrum’s basis for rejection and Spectrum shall cooperate with CyDex in determining whether such rejection was necessary or justified. If the parties are unable to agree as to whether a shipment of Captisol supplied by CyDex or its Third-Party Manufacturer hereunder meets the Specifications, such question shall be submitted to an independent quality control laboratory mutually agreed upon by the parties. The findings of such independent laboratory shall be binding upon the parties. The cost of the independent quality control laboratory shall be borne by the party whose results are shown by such laboratory to have been incorrect.

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(d) Return or Destruction of Rejected Shipments. Spectrum may not return or destroy any batch of Captisol until it receives written notification from CyDex that CyDex does not dispute that the batch fails to meet the Specifications. CyDex will indicate in its notice either that Spectrum is authorized to destroy the rejected batch of Captisol or that CyDex requires return of the rejected Captisol. Upon written authorization from CyDex to do so, Spectrum shall promptly destroy the rejected batch of Captisol and provide CyDex with written certification of such destruction. Upon receipt of CyDex’s request for return, Spectrum shall promptly return the rejected batch of Captisol to CyDex. In each case, CyDex will reimburse Spectrum for the documented, reasonable costs associated with the destruction or return of the rejected Captisol.

(e) Refund or Replacement. Spectrum shall not be required to pay any invoice with respect to any shipment of Captisol properly rejected pursuant to this Section 3.8. Notwithstanding the foregoing, Spectrum shall be obligated to pay in full for any rejected shipment of Captisol that is subsequently determined to meet the Specifications in all material respects, irrespective of whether Spectrum has already paid CyDex for a replacement shipment. If Spectrum pays in full for a shipment of Captisol and subsequently properly rejects such shipment in accordance with this Section 3.8, Spectrum shall be entitled, upon confirmation that such shipment failed to meet the Specifications in all material respects, either: (i) to a refund or credit equal to the purchase price paid with respect to such rejected shipment; or (ii) to require CyDex to replace such rejected shipment at no additional cost to Spectrum. Spectrum acknowledges and agrees that, except for the indemnification obligations set forth in Section 6.1, Spectrum’s rights to a refund or credit for or to receive replacement of properly rejected shipments of Captisol hereunder shall be Spectrum’s sole and exclusive remedy, and CyDex’s sole obligation, with respect to non-conforming Captisol delivered hereunder.

(f) Exceptions. Spectrum’s rights of rejection, return, refund and replacement set forth in this Section 3.8 shall not apply to any Captisol that is non-conforming due to damage (i) caused by Spectrum, its Affiliates, its Sublicensees its Contract Manufacturers, or its or their respective employees or agents (collectively, “Permitted Purchasers”), including but not limited to, damaged caused by a Permitted Purchaser’s misuse, neglect, improper storage, transportation or use beyond any dating provided or (ii) that occurs subsequent to delivery of such Captisol by the carrier at the point of delivery, including but not limited to any damage caused thereafter by accident, fire or other hazard and CyDex shall have no liability or responsibility to Spectrum with respect thereto.

3.9 Recalls. If any Captisol should be alleged or proven not to meet the Specifications, Spectrum shall notify CyDex immediately, and both parties shall cooperate fully regarding the investigation and disposition of any such matter. In the event a dispute arises between the parties as to whether or not Captisol purchased by Spectrum meets the Specifications, such dispute shall be immediately resolved by an independent quality control laboratory in accordance with Section 3.6(c) above. If (i) Spectrum and CyDex agree in writing that it is appropriate to recall any Licensed Product, or (ii) the FDA or an equivalent foreign regulatory authority requires the recall of any Licensed Product, and in either case such recall is solely due to issues relating to Captisol, then CyDex agrees, upon substantiation thereof, to reimburse Spectrum all costs incurred in connection with such recalls that are reasonable and customary, including costs incurred for making the finished Licensed Product which is subject to such recalls. For clarity, if such recall is not solely due to issues relating to Captisol, or is due in part to Spectrum’s breach of this Agreement, gross negligence or willful misconduct, then Spectrum shall pay for such recalls. Spectrum shall maintain records of all sales of Licensed Product and customers sufficient to adequately administer any such recall, for a period of five (5) years after expiration or termination of this Agreement.

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3.10 Quality Agreement. Within ninety (90) days of the Effective Date, the parties shall enter into a quality agreement, containing customary provisions for specific procedures needed for batch releases, documentation, complaint handling, annual Product reviews, change control and other matters agreed by the parties.

4.	COMPENSATION.

4.1 Pricing.

(a) Captisol Purchase Prices. The purchase prices for Captisol pursuant to this Agreement are as specified in Exhibit A attached hereto. CyDex reserves the right to increase such purchase prices set forth in Exhibit A on each [***] during the Term, by written notice no less than [***] ([***]) days to Spectrum, by a percentage equal to the lesser of [***]. The minimum order for Commercial Grade Captisol shall be in [***] ([***]) kilogram increments; the minimum order for Clinical Grade Captisol shall be in [***] ([***]) kilogram increments.

(b) Compound Supplies. For clarity, Spectrum or its Contract Manufacturers shall at their cost arrange for supplies of the Compound.

4.2 Payments. All amounts due hereunder are stated in, and shall be paid in, U.S. dollars. Payment of CyDex’s invoices shall be made within [***] ([***]) days of Spectrum’s receipt of such invoices. Unpaid balances shall accrue interest, from due date until paid, at a rate equal to the prime rate, as reported in The Wall Street Journal, Eastern U.S. Edition, on the date such payment is due, plus an additional [***] ([***]), unless such unpaid balance is subject to a reasonable, good faith dispute by Spectrum.

5.	REPRESENTATIONS AND WARRANTIES.

5.1 Limited Warranty. CyDex warrants solely to Spectrum that all Captisol sold to Spectrum pursuant to this Agreement shall (i) conform to the respective Specifications (as applicable for Clinical Grade Captisol or Commercial Grade Captisol) in all material respects at the time of delivery, (ii) be a merchantable quality free from defects in material and workmanship at the time of delivery, and (iii) be manufactured and provided in compliance with the applicable laws including without limitation, cGMPs. CyDex’s sole obligation, and Spectrum’s sole and exclusive remedies, for any breach of such warranty, shall be (i) for a refund or credit equal to the purchase price paid with respect to such rejected shipment, or for CyDex to replace such rejected shipment at no additional cost to Spectrum; and (ii) indemnification pursuant to Section 6.1 (Indemnification by CyDex) hereof. The foregoing warranty shall not apply to any Captisol that has (i) been altered, changed or modified other than by CyDex, or (ii) been subjected to misuse, abuse, improper maintenance, negligence, or accident.

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5.2 Mutual Representations and Warranties. The provisions of Section 9.1 (Mutual Representations and Warranties) of the License Agreement are incorporated herein by reference as if fully set forth herein.

5.3 Disclaimer. THE WARRANTIES SET FORTH IN THIS SECTION 5 ARE PROVIDED IN LIEU OF, AND EACH PARTY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR CAPTISOL, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.	INDEMNIFICATION.

6.1 By CyDex. CyDex shall defend, indemnify and hold Spectrum and its Affiliates and Sublicensees, and each of their respective directors, officers and employees, harmless from and against any and all losses, damages, liabilities, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) (collectively “Losses”) incurred by Spectrum as a result of any claim, demand, action or other proceeding (each, a “Claim”) by a Third Party, to the extent such Losses arise out of: (a) the manufacture, use, handling, promotion, marketing, distribution, importation, sale or offering for sale of Captisol by CyDex and its Affiliates; or (b) an alleged or actual infringement or misappropriation of an intellectual property right by the use, handling, promotion, marketing, distribution, importation, sale or offering for sale of Captisol by Spectrum in connection with the Licensed Products; or (c) CyDex’s breach of this Agreement, to the extent that such Losses are not due to Spectrum’s gross negligence or willful misconduct.

6.2 By Spectrum. Spectrum shall defend, indemnify and hold CyDex and its Affiliates, and each of their respective directors, officers and employees, harmless from and against any and all Losses incurred by CyDex as a result of any Claim by a Third Party, to the extent such Losses arise out of: (a) the manufacture, use, handling, promotion, marketing, distribution, importation, sale or offering for sale of the Licensed Product by Spectrum, its Affiliates and Sublicensees to the extent not covered by Section 6.1; or (b) Spectrum’s breach of this Agreement, to the extent that such Losses are not due to CyDex’s gross negligence or willful misconduct.

6.3 Expenses. As the parties intend complete indemnification, all costs and expenses of enforcing any provision of this Section 6 shall also be reimbursed by the Indemnitor.

6.4 Procedure. The party intending to claim indemnification under this Section 6 (an “Indemnitee”) shall promptly notify the other party (the “Indemnitor”) of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof whether or not such Claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, unless Indemnitor does not assume the defense, in which case the reasonable fees and expenses of counsel retained by the Indemnitee shall be paid by the Indemnitor. The Indemnitee, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any Claim. The Indemnitor shall not be liable for the indemnification of any Claim settled or compromised by the Indemnitee without the written consent of the Indemnitor.

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7.	LIMITATION OF LIABILITY.

7.1 Limitation of Remedies. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR LOSS OF PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 6, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN SECTION 8 OF THE LICENSE AGREEMENT.

7.2 Limitation of Damages. EXCEPT WITH RESPECT TO THE INDEMNIFICATION SPECIFICALLY PROVIDED IN SECTION 6 ABOVE, IN NO EVENT SHALL CYDEX’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE LICENSE AGREEMENT EXCEED [***] MILLION DOLLARS ($[***]).

8.	TERM AND TERMINATION.

8.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue in effect, on a country-by-country basis, until the expiration or termination of the License Agreement, for any reason, unless terminated earlier as set forth herein. The parties agree that [***] ([***]) [***] prior to expiration of this Agreement, they shall meet and discuss renewal of this Agreement for an additional term, but neither party shall be obligated to renew the Agreement.

8.2 Termination for Breach.

(a) Notice. If either party believes that the other is in material breach of this Agreement, then the party holding such belief (the “Non-breaching Party”) may deliver notice of such breach to the other party (the “Notified Party”). The Notified Party shall have [***] ([***]) days to cure such breach to the extent involving non-payment of amounts due hereunder, and [***] ([***]) days to either cure such breach for all other material breaches, or, if cure of such breach other than non-payment cannot reasonably be effected within such [***] ([***]) day period, to deliver to the Non-breaching Party a plan reasonably calculated to cure such breach within a timeframe that is reasonably prompt in light of the circumstances then prevailing but in no event in excess of an additional [***] ([***]) day period, unless mutually agreed otherwise. Following delivery of such a plan, the Notified Party shall diligently carry out the plan and cure the breach and the cure period shall be extended by the time period provided in such plan but in no event to exceed [***] ([***]) days from the date of any initial breach notice delivered under this Section 8.2.

(b) Failure to Cure. If the Notified Party fails to cure a material breach of this Agreement as provided for in Section 8.2(a), then the Non-Breaching Party may terminate this Agreement upon written notice to the Notified Party.

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(c) Disputes. If a party gives notice of termination under this Section 8.2 and the other Party disputes whether such termination is proper under this Section 8.2, then the issue of whether this Agreement may properly be terminated upon expiration of the notice period (unless such breach is cured as provided in Section 8.2(a)) shall be resolved in accordance with Section 14.4 of the License Agreement. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be deemed to have been effective [***] ([***]) days following the date of the notice of termination (or such other time period applicable pursuant to Section 8.2). If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in effect.

8.3 Termination with License Agreement. Unless otherwise agreed upon by the parties, this Agreement shall automatically terminate upon the expiration or termination, for whatever reason, of the License Agreement.

8.4 Survival. Notwithstanding any other provisions of this Agreement, any liability or obligation of either party to the other for acts or omissions prior to the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. Such termination or expiration shall not relieve either party from obligations that are expressly indicated to survive termination or expiration of this Agreement. Sections 3.9 (Product Recalls), 4.2 (Payments), 5.3 (Disclaimer), 6 (Indemnification), 7 (Limitation of Liability), 8.4 (Survival), and 9 (General Provisions) shall survive termination or expiration of this Agreement.

9.	GENERAL PROVISIONS.

The following Sections of the License Agreement are incorporated into this Agreement by this reference as if fully set forth herein: 1 (Definitions), 7.2 (Material Safety), 7.3 (Adverse Event Reporting), 8 (Confidentiality) and 14 (General Provisions). In the event that there is any conflict between this Agreement and the License Agreement, the License Agreement shall govern.

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SUPPLY AGREEMENT	PAGE 11

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CYDEX PHARMACEUTICALS, INC.

By:	/s/ John L. Higgins
Name: John L. Higgins
Title: President and CEO

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Rajesh C. Shrotriya
Name: Rajesh C. Shrotriya
Title: Chairman, President and CEO

SUPPLY AGREEMENT	PAGE 12

EXHIBIT A: PURCHASE PRICES FOR CAPTISOL

[***]

CLINICAL GRADE CAPTISOL

Individual Order Quantity	Price
Any quantity of Clinical Grade Captisol	US$[***] per kg

COMMERCIAL GRADE CAPTISOL

Annual Order Quantity (Metric tons per calendar year)	Price
Scale-up / Process Validation	US$[***] per kg
Other Commercial Grade Captisol	US$[***] per kg

Notwithstanding the foregoing, following receipt of the first Approval, CyDex shall invoice Spectrum for all quantities of Captisol ordered (whether Clinical Grade Captisol or Commercial Grade Captisol) at the [***] price. Within [***] ([***]) days of the last date of each calendar quarter thereafter, Spectrum shall provide to CyDex a report, certified by Spectrum’s chief financial officer, setting forth the quantities of Captisol that were for clinical trials for the Licensed Product during such calendar quarter and the quantities of Captisol that were for commercial sale of the Licensed Product during such calendar quarter. CyDex shall then issue a reconciliation invoice for such calendar quarter, showing any additional amounts owed by Spectrum due to the intended use of Captisol in clinical trials for the Licensed Product. Both the original invoice and any reconciliation invoice shall be paid as set forth in Section 4.2.

* * * * *

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SUPPLY AGREEMENT	EXHIBIT A - 1